Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Federal Signal Q2 2023 Earnings Call July 27, 2023

Safe Harbor This presentation contains unaudited financial information and various forward‐looking  statements as of the date hereof and we undertake no obligation to update these forward‐ looking statements regardless of new developments or otherwise. Statements in this  presentation that are not historical are forward‐looking statements. Such statements are subject  to various risks and uncertainties that could cause actual results to vary materially from those  stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of  the coronavirus pandemic and the associated government response, risks and adverse economic  effects associated with emerging geopolitical conflicts, product and price competition, supply  chain disruptions, work stoppages, availability and pricing of raw materials, cybersecurity risks,  risks associated with acquisitions such as integration of operations and achieving anticipated  revenue and cost benefits, foreign currency exchange rate changes, interest rate changes,  increased legal expenses and litigation results, legal and regulatory developments and other risks  and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non‐GAAP financial information.  Such items  are reconciled herein, in our earnings news release provided as of the date of this presentation or  in other investor materials filed with the SEC. 2

Q2 Highlights * 3* Comparisons versus Q2 of 2022 • Record net sales of $442 M, up $76 M, or 21% • Organic growth of $54 M, or 15% • Operating income of $59.4 M, up $13.2 M, or 29% • Adjusted EBITDA of $75.5 M, up $17.3 M, or 30% • Adjusted EBITDA margin of 17.1%, compared to 15.9% • GAAP EPS of $0.66, up $0.11, or 20% • Record adjusted EPS of $0.67, up $0.14, or 26% • Record orders of $480 M, up $67 M, or 16% • Record backlog of $1.01 B, up $212 M, or 27%

4 Group and Corporate Results $ millions, except % Q2 2023 Q2 2022 % Change ESG Orders 408.6 351.7 16% Sales 373.0 306.3 22% Operating income 56.2 39.1 44% Operating margin 15.1% 12.8% Adjusted EBITDA 70.7 51.6 37% Adjusted EBITDA margin 19.0% 16.8% SSG Orders 71.6 61.6 16% Sales 69.4 60.4 15% Operating income 14.1 10.3 37% Operating margin 20.3% 17.1% Adjusted EBITDA 15.2 11.4 33% Adjusted EBITDA margin 21.9% 18.9% Corporate expenses 10.9 3.2 241% Consolidated Orders 480.2 413.3 16% Sales 442.4 366.7 21% Operating income 59.4 46.2 29% Operating margin 13.4% 12.6% Adjusted EBITDA 75.5 58.2 30% Adjusted EBITDA margin 17.1% 15.9%

Consolidated Statement of Operations 5 $ millions, except % and per share Q2 2023 Q2 2022 $ Change % Change Net sales 442.4$ 366.7$ 75.7$ 21% Gross profit 117.3 89.8 27.5 31% SEG&A expenses 53.4 42.1 11.3 27% Amortization expense 3.9 3.2 0.7 22% Acquisition and integration related expenses (benefits) 0.6 (1.7) 2.3 N/M Operating income 59.4 46.2 13.2 29% Interest expense 5.6 1.9 3.7 195% Other income, net 1.1 (0.3) 1.4 N/M Income tax expense 12.4 11.1 1.3 12% Net income 40.3 33.5 6.8 20% Diluted EPS 0.66$ 0.55$ 0.11$ 20% Diluted adjusted EPS 0.67$ 0.53$ 0.14$ 26% Gross Margin 26.5% 24.5% SEG&A expenses as a % of net sales 12.1% 11.5% Effective tax rate 23.5% 24.9%

6 Adjusted Earnings per Share ($ in millions) 2023 2022 2023 2022 Net income, as reported 40.3$ 33.5$ 67.7$ 54.0$ Add: Income tax expense 12.4 11.1 19.7 18.2 Income before income taxes 52.7 44.6 87.4 72.2 Add: Acquisition and integration-related expenses (benefits) 0.6 (1.7) 1.3 (1.4) Environmental remediation costs of a discontinued operation (1) 0.8 - 0.8 - Adjusted income before income taxes 54.1 42.9 89.5 70.8 Adjusted income tax expense (2) (12.7) (10.7) (20.2) (17.9) Adjusted net income 41.4$ 32.2$ 69.3$ 52.9$ Diluted EPS, as reported 0.66$ 0.55$ 1.10$ 0.88$ Adjusted diluted EPS 0.67$ 0.53$ 1.13$ 0.87$ Three Months Ended June 30, Six Months Ended June 30, (2) Adjusted income tax expense for the three and six months ended June 30, 2023 and 2022 was recomputed after excluding the impact of acquisition and integration-related expenses (benefits) and environmental remediation costs of a discontinued operation, where applicable. (1) Environmental remediation costs of a discontinued operation in the three and six months ended June 30, 2023 relate to estimated environmental clean up costs at a facility associated with a business that was discontinued in 2009. Such charges are included as a component of Other expense (income), net on the Condensed Consolidated Statements of Operations.

7 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 6/30/2023, unless otherwise noted ** Net debt is a non‐GAAP measure and is computed as total debt of $409.2 M, less total cash and cash equivalents of $48.8 M  Strong capital  structure • Cash and cash equivalents of $49 M  • Net debt of ~$360 M ** • In October 2022, executed a five‐year, $800 M revolving credit facility, with  opportunity to increase further by the greater of (i) $400 M or (ii) 100% of TTM  consolidated EBITDA, subject to lenders approval • Net debt leverage remains low • Compliant with all covenants with significant headroom Healthy cash  flow and access  to cash facilitate  organic growth  investment,  M&A and cash  returns to  stockholders • Generated ~$36 M of cash from operations in Q2 2023, up ~$21 M vs. Q2 2022 • ~$381 M of availability under revolving credit facility • Anticipating cap ex of $25 M‐$30 M in 2023, including investments in our  plants to add capacity and gain efficiencies through automation  • Completed acquisition of Blasters, Inc. on January 3, 2023 for initial payment of  ~$13 M • Completed acquisition of Trackless Vehicles on April 3, 2023 for initial payment  of ~$43 M • Paid $6.1 M for dividends, reflecting increased dividend of $0.10 per share;  recently declared similar dividend for Q3 2023 • ~$59 M of authorization remaining under current share repurchase program  (~2% of market cap)

CEO Remarks – Q2 Performance 8 • Impressive execution by both groups contributed to a record‐setting  quarter  • Environmental Solutions Group highlights:  YoY net sales growth of 22% and a 220‐basis point improvement in adjusted  EBITDA margin  Third consecutive quarter of production improvement at our largest  manufacturing facility; supply chain continuing to improve, overall  Aftermarket revenues up 18%, with notable strength in parts sales  Completed acquisition of Trackless in April 2023 • Safety and Security Group highlights:  YoY net sales growth of 15% and a 300‐basis point improvement in adjusted  EBITDA margin  In‐sourcing investments continue to support production improvements • Published fourth annual Sustainability Report during Q2

CEO Remarks – Market Conditions 9 • Demand for our products and aftermarket offerings  remains at unprecedented levels with Q2 orders  and backlog again setting new company records • Public funding for infrastructure investments  continues to fuel demand  • American Rescue Plan Act  $350 B for maintenance of essential  infrastructure, such as sewer systems and  streets • Infrastructure Investment and Jobs Act  $550 B earmarked for new investments in  roads, bridges, power, water, and broadband  infrastructure, public transportation, and  airports  $6.5 B for FEMA, including outdoor warning  systems • Inflation Reduction Act  U.S. Department of Energy released a notice  of intent to invest $2 B to accelerate domestic  manufacturing of electrified vehicles

CEO Remarks – Growth Initiatives

- *Eighty-twenty improvement initiatives*
  - Elgin street sweeper lean initiatives aimed at increasing throughput
  - Travis trailer product line simplification
- *Aftermarket expansion*
  - Aftermarket revenues represented ~28% of ESG's total revenues in Q2
  - 1H 2023 rental fleet investment to support ongoing demand for rentals and used equipment
- *New product development*
  - Highlighter Elite mini-lightbar launch
  - Dump body product launches, designed for chassis models that currently have more supply
- *M&A*
  - Closed Trackless acquisition in April 2023

MT7 Tractor



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FEDERAL SIGNAL

10

Raising 2023 Outlook Raising Full-Year Adjusted EPS* Outlook to a new range of $2.30 to $2.46, from the previous range of $2.21 to $2.43 Would represent highest EPS in Company’s history and YoY growth of 17%-26%, despite aggregate headwind of ~$0.22 from higher interest expense and increase in effective tax rate 11  Also raising low end of full‐year net sales outlook  by $30 M, establishing new range of $1.65 B to  $1.72 B  Represents YoY growth of 15% ‐ 20% vs.  $1.43 B in 2022  Double‐digit improvement in pre‐tax earnings  Depreciation and amortization expense of ~$61 M ‐ $63 M  Capital expenditures of $27 M to $30 M  Interest expense of ~$21‐22 M; YoY EPS headwind  of ~$0.14 Key Assumptions  Effective tax rate of ~24%, excluding  additional discrete items; YoY EPS headwind  of ~$0.08  ~61‐62 M weighted average shares  outstanding  No significant deterioration in current supply  chain environment; assumes continued  supply chain improvement in 2H 2023, with  steady flow of customer‐provided chassis  No significant increase in current input costs *Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In the three and six months ended June 30, 2023, we made adjustments to exclude the impact of acquisition and integration-related expenses (benefits) and environmental remediation costs of a discontinued operation. In prior years, we have also made adjustments to exclude the impact of debt settlement charges and certain other unusual or non-recurring items. Should any similar items occur in the remainder of 2023, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q2 2023 Earnings Call 12 Q&A July 27, 2023 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker ‐ NYSE:FSS Company website:  federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS 630‐954‐2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com 13

Federal Signal Q2 2023 Earnings Call 14 Appendix

Consolidated Adjusted EBITDA 15 $ millions, except % Q2 2023 Q2 2022 Net income 40.3$ 33.5$ Add: Interest expense 5.6 1.9 Acquisition and integration-related expenses (benefits) 0.6 (1.7) Other income, net 1.1 (0.3) Income tax expense 12.4 11.1 Depreciation and amortization 15.5 13.7 Consolidated adjusted EBITDA 75.5$ 58.2$ Net Sales 442.4$ 366.7$ Consolidated adjusted EBITDA margin 17.1% 15.9%

Segment Adjusted EBITDA 16 ESG $ millions, except % Q2 2023 Q2 2022 Operating Income 56.2$ 39.1$ Add: Acquisition and integration-related expenses (benefits) 0.2 (0.1) Depreciation and amortization 14.3 12.6 Adjusted EBITDA 70.7$ 51.6$ Net Sales 373.0$ 306.3$ Adjusted EBITDA margin 19.0% 16.8% SSG $ millions, except % Q2 2023 Q2 2022 Operating Income 14.1$ 10.3$ Add: Depreciation and amortization 1.1 1.1 Adjusted EBITDA 15.2$ 11.4$ Net Sales 69.4$ 60.4$ Adjusted EBITDA margin 21.9% 18.9%

Non‐GAAP Measures • Adjusted net income and earnings per share (“EPS”) ‐ The Company believes that modifying its 2023 and  2022 net income and diluted EPS provides additional measures which are representative of the Company’s  underlying performance and improves the comparability of results between reporting periods. During the  three and six months ended June 30, 2023 and 2022, adjustments were made to reported GAAP net  income and diluted EPS to exclude the impact of acquisition and integration‐related expenses (benefits),  and environmental remediation costs of a discontinued operation, where applicable.  • Adjusted EBITDA and adjusted EBITDA margin ‐ The Company uses adjusted EBITDA and the ratio of  adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as  additional measures which are representative of its underlying performance and to improve the  comparability of results across reporting periods. We believe that investors use versions of these metrics  in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA  margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the  Company’s underlying financial performance. Other companies may use different methods to calculate  adjusted EBITDA and adjusted EBITDA margin. • Consolidated adjusted EBITDA is a non‐GAAP measure that represents the total of net income, interest  expense, acquisition and integration‐related expenses (benefits), other income/expense, income tax  expense, and depreciation and amortization expense, as applicable. Consolidated adjusted EBITDA margin  is a non‐GAAP measure that represents the total of net income, interest expense, acquisition and  integration‐related expenses (benefits), other income/expense, income tax expense, and depreciation and  amortization expense, as applicable, divided by net sales for the applicable period(s).  • Segment adjusted EBITDA is a non‐GAAP measure that represents the total of segment operating income,  acquisition and integration‐related expenses (benefits), and depreciation and amortization expense, as  applicable. Segment adjusted EBITDA margin is a non‐GAAP measure that represents the total of segment  operating income, acquisition and integration‐related expenses (benefits), and depreciation and  amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating  income includes all revenues, costs and expenses directly related to the segment involved. In determining  segment income, neither corporate nor interest expenses are included. Segment depreciation and  amortization expense relates to those assets, both tangible and intangible, that are utilized by the  respective segment.  17